UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

Tobira Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35953	03-0422069
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

701 Gateway Blvd, Suite 300

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-6625

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2016, Tobira Therapeutics, Inc. (“Tobira”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, Tobira’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2016.

Only stockholders of record as of the close of business on April 21, 2016, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 18,815,689 shares of Tobira’s common stock were outstanding and entitled to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, each holder of common stock of Tobira was entitled to one vote for each share of common stock held as of the close of business on the record date.

The tabulation of the stockholders votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of three directors to serve as Class III directors until the 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Laurent Fischer, M.D.	13,034,414	19,707
Pierre Legault	13,032,482	21,639
Dennis Podlesak	13,029,039	25,082

Proposal 2: The ratification of the appointment of Ernst & Young LLP as Tobira’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

FOR	AGAINST	ABSTENTIONS
14,871,891	15,544	6,868

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tobira Therapeutics, Inc.

By:	/s/ Laurent Fischer, M.D.
Laurent Fischer, M.D.
Chief Executive Officer

Dated: June 15, 2016